Exhibit 99.77C

Legg Mason Tax-Free Income Fund
 ("Registrant")
Form N-SAR
For the Year Ended March 31, 2007

Sub-Item 77C:  Matters submitted to
a vote of security holders



Shareholder Meeting Results:

A Special Meeting of
Shareholders was held on December
20, 2006, to approve a plan of
reorganization of Legg Mason Tax-
Free Income Fund with respect to its
series Legg Mason Pennsylvania
Tax-Free Income Trust
("Pennsylvania Tax-Free") whereby
all the assets and liabilities of
Pennsylvania Tax-Free would
transfer to Legg Mason Partners
Pennsylvania Municipals Fund.  The
reorganization was effected March
16, 2007.

Shareholder Meeting Results (share
amounts are not in thousands):

Legg Mason Pennsylvania Tax-Free
Income Trust

Affirmative	1,861,622.099 shares
	50.445% of shares
outstanding

Against      	   167,987.733	shares
	  4.552% of shares
outstanding

Abstain        	   42,514.128	shares
	  1.152% of shares
outstanding


A Special Meeting of Shareholders
was held on January 19, 2007, to
approve a plan of reorganization of
Legg Mason Tax-Free Income Fund
with respect to its series Legg Mason
Tax-Free Intermediate-Term Income
Trust ("Tax-Free Intermediate")
whereby all the assets and liabilities
of Tax-Free Intermediate would
transfer to Legg Mason Partners
Intermediate-Term Municipals Fund.
The reorganization was effected
March 16, 2007.


Legg Mason Tax-Free Intermediate
Term Income Trust

Affirmative	2,040,356.823	shares
	52.357% of shares
outstanding

Against      	   51,633.195	shares
	  1.325% of shares
outstanding

Abstain        	   246,516.000	shares
	  6.326% of shares
outstanding
G:\Groups\Reporting\NSAR Back-
up\TRUSTS\Tax-Free Income
Fund\2007\3.31.07\Proxy Vote
Results LM PA & Tax Free
03.31.07.doc	05/29/2007